Exhibit 3.42

STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

January 30, 2013

Job Number:	C20130130-0398
Reference Number:	00003797501-62
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100810817-78	Articles of Organization	1 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20130130-0398
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

[LOGO]

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov Filed in the office of Document Number [ILLEGIBLE] 20100810817-78  Filing Date and Time Ross Miller 10/27/2010 3:05 PM Secretary of State Entity Number State of Nevada E0521632010-1  Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)  USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions) NP Northern NV Acquisitions LLC Check box if a Series Limited- Liability Company 2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: Name Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) Marc Falcone Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity  10801 West Charleston Boulevard, Suite 600 Las Vegas Nevada 89135  Street Address City Zip Code Nevada Mailing Address (if different from street address) City  Zip Code 3. Dissolution Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (required) Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) NP Opco LLC Name 10801 West Charleston Boulevard, Suite 600 Las Vegas NV 89135 Street Address City State Zip Code 2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) Kate Cregor [ILLEGIBLE] Name Organizer Signature 355 South Grand Avenue, 35th Floor Los Angeles CA 90071 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. [ILLEGIBLE] October 27, 2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date  This from must be accompanied by appropriate fees. Nevada Secretary of State NRS 85 DLLC Articles Revised: 4-14-09